UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2018

AVAYA HOLDINGS CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38289	26-1119726
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		Number)

4655 Great America Parkway
Santa Clara, California		95054
(Address of Principal Executive Office)		(Zip Code)

Registrant’s telephone number, including area code: (908) 953-6000
N/A
(Former Name or Former Address, if Changed Since Last Report)
 ____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.
Convertible Notes Indenture
On June 11, 2018, Avaya Holdings Corp. (the “Company”) closed its previously announced offering (the “Offering”) of $300.0 million aggregate principal amount of its 2.25% Convertible Senior Notes due 2023 (the “Notes”). The Notes were issued pursuant to an indenture, dated as of June 11, 2018 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”). The Indenture and the Notes provide, among other things, that the Notes are senior unsecured obligations of the Company. Interest is payable on the Notes on June 15 and December 15 of each year, commencing on December 15, 2018 until their maturity date of June 15, 2023 (the “Maturity Date”). The Company may not redeem the Notes prior to the Maturity Date.
Prior to the close of business on the business day immediately preceding March 15, 2023, the Notes will be convertible only upon the occurrence of certain events and during certain periods, and thereafter, at any time until the second scheduled trading day immediately preceding the Maturity Date. The Notes will be convertible at an initial conversion rate of 36.0295 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), per $1,000 principal amount of the Notes, which is equivalent to an initial conversion price of approximately $27.76 per share. The conversion rate will be subject to adjustment in certain events, including following certain corporate events that occur prior to the Maturity Date in respect of which the Company is required to increase, in certain circumstances, the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event, but will not be adjusted for any accrued and unpaid interest. The potential dilution to the Common Stock upon conversion of the Notes will be reduced by the convertible note hedge and warrant transactions described in further detail below, however, the warrant transactions may have a dilutive effect, if the applicable strike price of the warrants, initially $37.3625, is met. Upon conversion, the Company may satisfy its conversion obligation by paying or delivering, as applicable, cash, shares of its Common Stock or a combination of cash and shares of its Common Stock, at its election.
The offering of the Notes and any shares of Common Stock issuable upon conversion of the Notes was made only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”.) Any shares of Common Stock issuable upon conversion of the Notes will be issued pursuant to Section 3(a)(9) of the Securities Act. The Company does not intend to file a shelf registration statement for the resale of the Notes or Common Stock issuable upon conversion of the Convertible Notes, if any.
The Indenture contains customary events of default. In the case of an event of default arising from certain events of bankruptcy, insolvency or reorganization, with respect to the Company or its significant subsidiaries, all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, then the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare the Notes to be immediately due and payable.
The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.
Related Call Spread Transactions
On June 6, 2018, the Company entered into convertible note hedge and warrant transactions (the “Call Spread Transactions”) in connection with the Offering, with each of Barclays Bank PLC, Credit Suisse Capital LLC and JPMorgan Chase Bank, National Association (the “Call Spread Counterparties”), affiliates of initial purchasers in the Offering.
The convertible note hedge transactions are expected generally to reduce potential dilution to the Common Stock upon any conversion of Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be. However, the warrant transactions could separately have a dilutive effect to the extent that the market value per share of the Common Stock exceeds the applicable strike price of the warrant transactions, which is initially $37.3625.

If the initial purchasers of the Notes exercise their option to purchase additional Notes (described below under Item 8.01), the Company expects to enter into additional convertible note hedge transactions and additional warrant transactions with the Call Spread Counterparties.

The description of the Call Spread Transactions is qualified in its entirety by reference to the full text of the confirmations of the Call Spread Transactions, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 hereto and are incorporated herein by reference.
Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.
Item 8.01 Other Events.
On June 6, 2018, the Company entered into a purchase agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC, as representative of the initial purchasers of the Notes, in connection with the Offering.
Pursuant to the Purchase Agreement, the initial purchasers have an option to purchase from the Company during a 30-day period beginning on, and including, the first date of original issuance of the Notes up to an additional $50,000,000 aggregate principal amount of Notes. The Purchase Agreement contains representations and warranties by the Company and an agreement by the Company to indemnify the initial purchasers for certain disclosure made by the Company in connection with the Offering.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit

No.	Description of Document

______	______________________

4.1	Indenture, dated June 11, 2018, by and between Avaya Holdings Corp. and The Bank of New York Mellon Trust Company, N.A.

10.1	Base Convertible Bond Hedge Confirmation, by and between Avaya Holdings Corp. and Barclays Bank PLC, dated June 6, 2018.

10.2	Base Convertible Bond Hedge Confirmation, by and between Avaya Holdings Corp. and Credit Suisse Capital LLC, dated June 6, 2018.

10.3	Base Convertible Bond Hedge Confirmation, by and between Avaya Holdings Corp. and JPMorgan Chase Bank, National Association, dated June 6, 2018.

10.4	Base Warrant Confirmation, by and between Avaya Holdings Corp. and Barclays Bank PLC, dated June 6, 2018.

10.5	Base Warrant Confirmation, by and between Avaya Holdings Corp. and Credit Suisse Capital LLC, dated June 6, 2018.

10.6	Base Warrant Confirmation, by and between Avaya Holdings Corp. and JPMorgan Chase Bank, National Association, dated June 6, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA HOLDINGS CORP.

Date: June 12, 2018	By:	/s/ Patrick J. O’Malley, III
Name: Patrick J. O’Malley, III
Title: Senior Vice President and Chief Financial Officer